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

   10(vii)                 Settlement Agreement by and between the Company and Equip2move,.com Corporation, dated June 30, 2001.
                           (Incorporated by reference to the exhibits of the Company's Report on Form 10-QSB filed with the SEC on
                           August 14, 2001.)

   10(viii)                Subscription Agreement with Excalibur I, L.L.C., dated June 26, 2001. (Incorporated by reference to the exhibits of the Company's Report on Form 10-QSB filed with the SEC on August 14, 2001.)

   10(ix)                  Promissory Note, dated July 20, 2001 between Excalibur I, L.L.C. as borrower, and Enviro-Clean of
                           America, Inc. as Payee. (Incorporated by reference to the exhibits of the Company's Report on Form 10-QSB filed with the SEC on August 14, 2001.)

   10(x)                   Escrow Agreement by and between Company, Agent, and Escrow Agent, dated October 31, 2001. (Incorporated by reference to the exhibits of the Company's Report on Form 10-QSB filed with the SEC on November 9,
                           2001.)

   10(xi)                  Form of Agency Agreement by and between Company, Principal and Agent. (Incorporated by reference to the exhibits of the Company's Report on Form 10-QSB filed with the SEC on November 9, 2001.)

   23(i)                   Consent of Goldstein Golub Kessler LLP. *

   99(i)                   Titanium Holdings Group, Inc. and Subsidiary Consolidated Financial Statements for the Fiscal Years Ended
                           December 31, 2001 and 2000 and Independent Auditors Report. *
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*        Filed Herewith.